UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2007

Peoples Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24169	52-2027776
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620
(Address of principal executive offices) (Zip Code)

(410) 778-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed on October 11, 2006, Peoples Bancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement dated September 12, 2006 (the “Agreement”) with Kenneth C. Fisher to acquire all of the outstanding shares of common stock (the “Shares”) of Fleetwood, Athey, Macbeth & McCown, Inc., a Maryland insurance agency (the “Agency”), for $1,000,000. The Agreement contemplated a closing date of December 31, 2007 and the employment of Mr. Fisher after the closing subject to a written employment agreement to be negotiated before the closing.

On January 5, 2007, the Company and Mr. Fisher amended the Agreement (the “Amendment”) to provide for a closing date of January 5, 2007 and that Mr. Fisher will serve as a consultant to the Agency, rather than as an employee, pursuant to a consulting agreement (the “Consulting Agreement”) and a Non-Competition Agreement (the “Non-Competition Agreement”). The Consulting Agreement, dated January 5, 2007, provides that Mr. Fisher will serve as a consultant to the Agency through January 4, 2009 for which he will receive an annual fee of $50,000, payable in accordance with the regular pay practices of the Agency with respect to consultants, plus reimbursement of reasonable business expenses. In the event Mr. Fisher dies prior to the term of the Consulting Agreement, the Agency will be obligated to pay his estate the fees that he would have received had he remained a consultant through the end of the term. The Non-Competition Agreement, dated January 5, 2007, prohibits Mr. Fisher from directly or indirectly competing with the Agency through January 5, 2009. In consideration of Mr. Fisher’s covenant not to compete, the Agency will pay him $50,000 per year for two years, payable in 12 equal installments on the last day of each month. Both the Consulting Agreement and the Non-Competition Agreement contain customary representations, warranties and terms.

A copy of the Amendment, which includes as exhibits the forms of Consulting Agreement and Non-Competition Agreement, is attached hereto as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 5, 2007, the Company completed its acquisition of the Shares of the Agency for a cash purchase price of $1,000,000. The Company secured funds to pay the purchase price through a dividend from its wholly-owned bank subsidiary, Peoples Bank. The Agency will be operated as a wholly-owned subsidiary of the Company. The other information required by this Item 2.01 is disclosed under Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Amendment to Stock Purchase Agreement dated January 5, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES BANCORP, INC.

Dated: January 5, 2007	By:	/s/ Thomas G. Stevenson
Thomas G. Stevenson
President, CEO and CFO

EXHIBIT INDEX

Exhibit	Description

2.1	Amendment to Stock Purchase Agreement dated January 5, 2007 (filed herewith).